SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            -------------------------


                                    FORM 8-K
                      Amendment No. 1 to Original Form 8-K
                              Filed on July 8, 1999

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                    Date of Report
                    (Date of earliest
                    event reported):      December 31, 1998



                      STATE FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)



       Wisconsin                   0-18166                    39-1489983
  -------------------         -------------------          ------------------
    (State or other            (Commission File            (IRS Employer
    jurisdiction of               Number)                  Identification No.)
     incorporation)

                           10708 West Janesville Road
                         Hales Corners, Wisconsin 53130
        -----------------------------------------------------------------
           (Address of principal executive offices including zip code)
                                 (414) 425-1600
                       ----------------------------------
                         (Registrant's telephone number)


                               Page 1 of 3 Pages

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On June 23, 1999, State Financial Services Corporation ("SFSC") completed its acquisition of First Waukegan Corporation ("FWC") and its wholly-owned subsidiary.

          Details of the FWC acquisition were set forth in SFSC's original Form 8-K filed in regards to this transaction on July 8, 1999.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATIONAND EXHIBITS.

     (a)  Financial Statements.

          Audited   Consolidated   Financial   Statements   of  First   Waukegan
          Corporation and Subsidiary and the Report of Independent Auditors for fiscal year ended December 31, 1998.

     (b)  Pro Forma Financial information.

          Unaudited Pro Forma Condensed Consolidated Balance Sheets of State Financial Services Corporation and Subsidiaries as of June 30, 1999.

          Unaudited  Pro Forma  Condensed  Consolidated  Statements of
          Income  of  State   Financial   Services   Corporation   and
          Subsidiaries for the six months ended June 30, 1999.

     (c) The exhibits furnished with this Current Report on Form 8-K are listed on the attached Exhibit Index.

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                           STATE FINANCIAL SERVICES
                                           CORPORATION


                                           By:/s/ Michael A. Reindl
                                              --------------------------------
                                              Michael A. Reindl,
                                              Senior Vice President, Controller
                                              and  Chief Financial Officer


                               Page 2 of 3 Pages

                                  EXHIBIT INDEX

      Exhibit Number                Exhibit Description
      --------------                -------------------

          2.1 Agreement and Plan of Merger, dated as of March 11, 1999, by and between State Financial Services Corporation, FWC Acquisition Corp. and First Waukegan Corporation (incorporated by reference to
                              Exhibit 2.1 to State Financial Services Corporation's Form 8-K filed with the Commission on March 29, 1999.

          23.1                Consent of Scanlon & Mathews LLP


                               Page 3 of 3 Pages

State Financial Services Corporation
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)                                 Pro Forma
June 30, 1999                                                                              Adjustments/             Pro Forma
                                                               As Reported                 Eliminations           Consolidated
                                                 ----------------------------------------------------------      -----------------
ASSETS                                           State Financial(1)      Waukegan(1)
                                                 ------------------     -------------
  Cash and cash equivalents                      $        61,871        $      17,611      $                      $        61,871
  Investment securities - held-to-maturity                 6,414                2,133                                       6,414
  Investment securities - available-for-sale             206,365              106,047                                     206,365
  Investment in First Waukegan Corporation                     0                                       0                        0
  Loans                                                  724,618               87,052                                     724,618
  Less allowance for loan losses                           6,963                2,235                                       6,963
                                                 ----------------       --------------     --------------         ----------------
  Net loans                                              717,655               84,817                  0                  717,655
  Premises and equipment                                  20,731                6,484                                      20,731
  Accrued interest receivable                              4,681                    0                                       4,681
  Intangible assets                                       29,337               20,032                                      29,337
  Other assets                                             8,968                3,016                  0                    8,968
                                                 ================       ==============     ==============         ================
                                                 $     1,056,022        $     240,140      $           0          $     1,056,022
                                                 ================       ==============     ==============         ================

LIABILITIES AND STOCKHOLDERS' EQUITY
  Deposits:
    Demand                                       $       114,118        $      41,838      $                      $       114,118
    Savings                                              411,152               53,061                                     411,152
    Money market                                         153,273               53,443                                     153,273
    Other time                                           150,620               50,069                                     150,620
                                                 ----------------       --------------     --------------         ----------------
  Total deposits                                         829,163              198,411                  0                  829,163
  Notes payable                                           10,000                    0                                      10,000
  Securities sold under agreements to
     repurchase                                           11,303                  773                                      11,303
  Federal Home Loan Bank advances                         50,000                    0
  Federal funds purchased                                 12,400                5,000
  Accrued expenses and other liabilities                   4,021                  902                                       4,021
  Accrued interest payable                                 3,548                1,799                                       3,548
                                                 ----------------       --------------     --------------         ----------------
  Total liabilities                                      920,435              206,885                  0                  920,435

  Stockholders' equity
    Common Stock
      Common Stock - State Financial                       1,009                                                            1,009
      Capital surplus - State Financial                   94,852                                                           94,852
      Common Stock - Waukegan                                  0                  653                                           0
      Capital surplus - Waukegan                               0               28,013                                           0
    Retained earnings                                     45,457                5,700                                      45,457
    Accumulated other comprehensive income                 (599)              (1,111)                                        (599)
    Less:  Guaranteed ESOP obligation                    (5,132)                    0                                      (5,132)
                                                 ----------------       --------------     --------------         ----------------
                                                         135,587               33,255                  0                  135,587
                                                 ================       ==============     ==============         ================
                                                 $     1,056,022        $     240,140      $           0          $     1,056,022
                                                 ================       ==============     ==============         ================


State Financial Services Corporation
Pro Forma Condensed Consolidated Statement of Income (Unaudited)
For the six months ended June 30, 1999
                                                               As Reported
                                                 ---------------------------------------     Pro Forma             Pro Forma
                                                 State Financial (1)     Waukegan (1)        Adjustments           Consolidated
                                                 ----------------------------------------------------------       ----------------
Interest income:
  Loans                                          $        24,964        $       3,564      $        (60)(2c-e)    $        28,468
  Investment securities
    Taxable                                                3,247                2,961              (457)(2h)                5,751
    Tax-exempt                                               748                  112                                         860
  Federal funds sold                                         248                   12                                         260
                                                 ------------------     ----------------   --------------         ----------------
Total interest income                                     29,207                6,649               (517)                  35,339

Interest expense:
  Deposits                                                11,262                2,828                (42)(2f)              14,048
  Notes payable and other borrowings                       1,434                  281                307 (2g)               2,022
                                                 ------------------     ----------------   --------------         ----------------
Total interest expense                                    12,696                3,109                265                   16,070
                                                 ------------------     ----------------   --------------         ----------------
Net interest income                                       16,511                3,540              (782)                   19,269
Provision for loan losses                                    345                1,060                                       1,405
                                                 ------------------     ----------------   --------------         ----------------
Net interest income after provision
  for loan losses                                         16,166                2,480               (782)                  17,864
Other income:
  Service charges on deposit accounts                        982                  185                                       1,167
  Merchant services                                          681                    0                                         681
  Building rent                                              126                    0                                         126
  ATM fees                                                   348                   54                                         402
  Security transaction commissions                           247                    0                                         247
  Asset management fees                                      300                    0                                         300
  Gains on sale of loans                                     418                  620                                       1,038
  Investment securities gains                                746                   92                                         838
  Other                                                      333                  162                                         495
                                                 ------------------     ----------------   --------------         ----------------
                                                           4,181                1,113                  0                    5,294
Other expenses:
  Salaries and employee benefits                           6,063                3,760                                       9,823
  Net occupancy expense                                      644                  178                 19 (2b)                 841
  Equipment rentals, depreciation and
    Maintenance                                            1,449                  363                                       1,812
  Data processing                                          1,035                  191                                       1,226
  Legal and professional                                     511                  678                                       1,189
  Merchant service charges                                   495                    0                                         495
  ATM charges                                                328                    0                                         328
  Advertising                                                420                   62                                         482
  Goodwill amortization                                      357                   37                636 (2a)               1,030
  Other                                                    2,427                  523                                       2,950
                                                 ------------------     ----------------   --------------         ----------------
                                                          13,729                5,792                655                   20,176
                                                 ------------------     ----------------   --------------         ----------------
Income (loss) before income taxes                          6,618               (2,199)            (1,437)                   2,982
Income taxes                                               2,592                 (788)              (300)(3)                1,504
                                                 ==================     ================   ==============         ================
Net income (loss)                                $         4,026        $      (1,411)     $      (1,137)         $         1,478
                                                 ==================     ================   ==============         ================

Earnings per share
  Basic                                                    $0.42                                                            $0.15
  Weighted average shares outstanding                  9,639,156                                                        9,639,156
  Diluted                                                  $0.42                                                            $0.15
  Weighted average shares outstanding                  9,658,567                                                        9,658,567


STATE FINANCIAL SERVICES CORPORATION
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(1) State Financial Services Corporation (the "Company" or "State") completed its acquisition of First Waukegan Corporation and its subsidiary Bank of Northern Illinois, N.A. on June 23, 1999 (collectively referred to as "Waukegan"). Holders of Waukegan common stock received cash consideration totaling $27,511,600 in exchange for their shares of First Waukegan Corporation. In addition, State assumed First Waukegan Corporation's $2,403,463 in preferred stock and $3,717,909 in debt outstanding. Both the preferred stock and the outstanding debt were retired simultaneous with the acquisition.

     The amounts set forth in this report under the "State Financial" column heading of the Pro Forma Consolidated Balance Sheet (Unaudited) include the assets and liabilities of Waukegan, adjusted for the effects of purchase accounting. The amounts set forth in this report under the "Waukegan" column heading of the Pro Forma Consolidated Balance Sheet (Unaudited) represent Waukegan's assets and liabilities as of June 30, 1999 and are set forth for informational purposes to demonstrate the applicable categorical amounts which Waukegan added to the Company's June 30, 1999 Consolidated Balance Sheet. The Waukegan amounts have also include the purchase accounting adjustments resulting from the transaction which are set forth below.

     Under purchase accounting, Waukegan's assets and liabilities are required to be adjusted to their estimated fair values. The estimated fair value adjustments have been determined by SFSC based upon available information. State Financial cannot be sure that such estimated values represent fair value that would ultimately be determined at the acquisition date. The following sets forth the purchase accounting adjustments made to reflect Waukegan's estimated fair values at June 23, 1999. These amounts are included in the amounts set forth for "State Financial", "Waukegan", and "Pro Forma Consolidated" in the Pro Forma Consolidated Balance Sheet (Unaudited).

     Purchase price of Waukegan                                    $27,512
     Waukegan preferred stock redemption                            $2,403
     Waukegan debt retirement                                       $3,718
     SFSC Acquisition Costs                                             53
                                                            --------------
                                                                   $33,686
                                                            ==============

     Historical net assets of Waukegan @ at 6/23/99                $13,232

     Fair market value adjustments as of June 23, 1999 based upon actual figures:

         Land & Building                                             1,195
         Mortgage loans                                                143
         Consumer loans                                                256
         Commercial loans                                               31
         Core deposit intangible                                      (250)
         Cost in excess of net assets of business acquired          19,079
                                                            --------------
                                                                   $33,686
                                                            ==============

     Application of purchase accounting principles require the Company to include the results of Waukgen from the date of acquisition to the end of the applicable reporting period. Operating results set forth in this report under the "State Financial" column heading of the Pro Forma Consolidated Statements of Income (Unaudited) include operating results of Waukegan for the period June 23 - June 30, 1999. Operating results set forth in this report under the "Waukegan" column of the Pro Forma Consolidated Statements of Income (Unaudited) present Waukegan's results from January 1 through June 22, 1999. The "Pro Forma Adjustments" column sets forth the additional expenses which the Company would have incurred for the six months ended June 30, 1999 if the Waukegan acquisition had occurred effective January 1, 1999. The "Pro Forma Consolidated" column heading of the Pro Forma Consolidated Statements of Income (Unaudited) combines the categorical figures for "State Financial", "Waukegan" and "Pro Forma Adjustments" to result in the Company's pro forma consolidated operating results as if the Waukegan acquisition had occurred effective January 1, 1999.

     The pro forma results may not be indicative of the results that actually would have occurred if the combination of State Financial and Waukegan had been in effect at the beginning of the period presented or which may be obtained in the future.

(2) For purposes of determining the pro forma effect of the Waukegan acquisition on the Company's Consolidated Statement of Income, the following pro forma adjustments have been made as if the acquisition had occurred as of January 1, 1999.

     # of months                     6                    For the 6 months ended
                                                               June 30, 1999

      (a) Amortization of cost in excess of net assets acquired        636
          --Waukegan (15 years straight line)

      (b) Depreciation  on Building FMV  Adjustment                     19
          --Waukegan (31.5 years straight line)

      (c) Amortization of mortgage loan FMV adjustment                  12
          -Waukegan (6 years straight line)

      (d) Amortization of consumer loan FMV adjustment                  43
          -Waukegan (3 years straight line)

      (e) Amortization of commercial loan FMV adjustment                 5
          -Waukegan (3 years straight line)

      (f) Amortization of core deposit intangible                      (42)
          -Waukegan (3 years straight line)

      (g) Interest expense on notes payable for 6 months
          $10 million at 6.48% APR                                     307

      (h) Foregone interest income on investment securities
          liquidated to finance acquisition for one year
          $17,512 @ average annual investment yield of 5.50%           457


(3) The following table sets forth the tax benefits of the pro forma adjustments to the Consolidated Statements of Income. All adjustments assume a 39.21% marginal tax rate.

          Tax benefit on notes payable interest expense                120
          Tax benefit on foregone investment interest income           179
                                                                 ---------
          Total Tax Benefit on pro forma adjustments                       300
                                                                       -------
          Total pro forma income tax                                       300
                                                                       =======

     No income tax benefit was taken for the expenses related to items (a) through (f) in footnote #2.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY

             CONSOLIDATED FINANCIAL STATEMENTS AND AUDITORS' REPORT

                           December 31, 1998 and 1997

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
First Waukegan Corporation

We have audited the accompanying consolidated balance sheets of First Waukegan Corporation and Subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Waukegan Corporation and Subsidiary as of December 31, 1998 and 1997, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.



/s/ Scanlon & Mathews LLP

Chicago, Illinois
February 26, 1999

                                      FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                                             CONSOLIDATED BALANCE SHEETS
                                             December 31, 1998 and 1997

                                                                                1998                1997
                                                                                ----                ----
                                 Assets
Cash and due from banks                                                   $     6,013,551     $     9,396,179
Federal funds sold                                                              2,730,000           5,700,000
Securities available-for-sale                                                 102,939,247          92,588,048
Loans, net of allowance for loan losses of $1,223,340
   and $1,086,095                                                              86,567,969          95,748,584
Loans held for sale                                                             5,899,340           3,471,961
Premises and equipment, net                                                     5,458,688           5,908,100
Accrued interest and other assets                                               2,874,847           3,567,534
                                                                          ---------------     ---------------
     Total assets                                                         $   212,483,642     $   216,380,406
                                                                          ===============     ===============

                  Liabilities and Stockholders' Equity
Deposits:
   Non-interest bearing - demand                                          $    37,753,225     $    36,623,260
   Interest bearing:
     NOW accounts                                                              14,943,577          15,183,253
     Savings and money market                                                  86,698,668          88,087,636
     Time, $100,000 and over                                                   11,247,457           8,474,217
     Other time                                                                43,443,443          46,523,672
                                                                          ---------------     ---------------
       Total deposits                                                         194,086,370         194,892,038

Federal funds purchased, securities sold under repurchase
   agreements, and other short-term borrowings                                  1,462,651           2,746,086
Notes payable                                                                   3,760,000           4,195,000
Accrued interest and other liabilities                                          1,730,079           2,758,281
                                                                          ---------------     ---------------
       Total liabilities                                                      201,039,100         204,591,405
                                                                          ---------------     ---------------

Stockholders' Equity:
   Preferred stock, $1,000 par value; 2,500 shares
     authorized; 2,350 shares issued and outstanding                            2,350,000           2,350,000
   Common stock, no par value; authorized 1,500,000 shares;
     650,603 shares issued in 1998 and 660,443 shares issued
     in 1997                                                                      650,603             660,443
   Additional paid in capital                                                   1,373,353           1,546,221
   Retained earnings                                                            7,378,401           6,858,059
   Accumulated other comprehensive income                                        (307,815)            374,278
                                                                          ---------------     ---------------
       Total stockholders' equity                                              11,444,542          11,789,001
                                                                          ---------------     ---------------
       Total liabilities and stockholders' equity                         $   212,483,642     $   216,380,406
                                                                          ===============     ===============


                             The accompanying notes are an integral part of these financial statements.

                                      FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                for the years ended December 31, 1998, 1997 and 1996
                                                                      1998              1997             1996
                                                                -------------     -------------    -------------
Interest income:
   Interest and fees on loans                                   $   7,842,643     $   8,221,011    $   8,980,061
   Interest on securities - taxable:
     U.S. Treasury                                                                        2,198            7,928
     Obligations of other U.S. government agencies
       and corporations                                             5,854,166         5,839,907        4,156,342
     Other                                                            227,971           291,068          321,301
   Interest on securities - tax-exempt:
     Obligations of states and political subdivisions                  69,243            33,646           41,498
   Interest on loans held for sale                                    483,247           116,906          261,923
   Interest on federal funds sold                                     247,932           125,894          229,904
   Interest on balances in depository institutions                      3,524             2,176
                                                                -------------     -------------    -------------
         Total interest income                                     14,728,726        14,632,806       13,998,957
                                                                -------------     -------------    -------------
Interest expense:
   Interest on deposits                                             6,848,414         6,447,579        5,207,407
   Interest on short-term borrowings                                  136,489           255,693          344,326
   Interest on notes payable                                          346,774           422,617          454,770
                                                                -------------     -------------    -------------
         Total interest expense                                     7,331,677         7,125,889        6,006,503
                                                                -------------     -------------    -------------
Net interest income                                                 7,397,049         7,506,917        7,992,454
Provision for loan losses                                             800,000           755,000        1,046,000
                                                                -------------     -------------    -------------
Net interest income after provision for loan losses                 6,597,049         6,751,917        6,946,454
                                                                -------------     -------------    -------------

Non-interest income:
   Trust department                                                   111,203            69,245           65,466
   Investment security gains, net                                     191,721           229,950          127,374
   Service charges on deposit accounts                                674,800           648,478          708,463
   Gain on sale of loans                                            2,181,056           780,497          766,693
   Other                                                              338,952           358,010          197,068
                                                                -------------     -------------    -------------
                                                                    3,497,732         2,086,180        1,865,064
                                                                -------------     -------------    -------------
Non-interest expense:
   Salaries and employee benefits                                   3,514,707         3,536,566        3,851,766
   Occupancy                                                          644,817           679,073          776,781
   Loan sale expenses                                               1,513,855           636,494          623,959
   Other                                                            2,795,735         2,567,494        3,473,869
                                                                -------------     -------------    -------------
                                                                    8,469,114         7,419,627        8,726,375
                                                                -------------     -------------    -------------
Income from continuing operations before income taxes               1,625,667         1,418,470           85,143
Income tax expense                                                    531,195           502,864           41,216
                                                                -------------     -------------    -------------
Income from continuing operations                                   1,094,472           915,606           43,927
Discontinued operations
   (Loss) from operations of Consumer Finance division                                 (173,616)        (928,732)
   Income tax (benefit)                                                                 (59,029)        (315,768)
   (Loss) on disposal of Consumer Finance division
     (Less applicable income tax benefit of $106,722)                                                   (207,165)
                                                                -------------     -------------    -------------
Net income (loss)                                               $   1,094,472     $     801,019    $    (776,202)
                                                                =============     =============    =============

Net income (loss) applicable to common stock                    $     847,787     $     552,213    $  (1,029,262)
                                                                =============     =============    =============



                             The accompanying notes are an integral part of these financial statements.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              For the years ended December 31, 1998, 1997 and 1996
                                                                                                        Accumulated
                                                                     Additional                          other
                                               Preferred    Common    paid in     Retained    Treasury  comprehensive
                                                stock       stock     capital     earnings     stock      income           Total
                                              ----------   --------  ----------  ----------  ---------  -------------   -----------
Balance, January 1, 1996                      $2,500,000   $646,057  $1,601,154  $7,956,319  $(806,098)  $263,246       $12,160,678
Redemption of 150 shares of
  preferred stock                               (150,000)                                                                  (150,000)
Issuance of 5,063 shares of common stock                      5,063      81,008                                              86,071
Common stock dividends paid,
  $.50 per share                                                                   (308,571)                               (308,571)
Preferred stock dividends paid (Note 7)                                            (253,060)                               (253,060)
Comprehensive income
  Net loss                                                                         (776,202)                               (776,202)
  Other comprehensive income, net
   of tax-change in unrealized
   appreciation on securities available-
   for-sale, net of tax of $34,017                                                                         66,034            66,034
  Less: reclassification adjustment,
   net of tax of $43,307                                                                                  (84,067)          (84,067)
   Total comprehensive income                                                                                               794,235
                                              ----------   --------  ----------  ----------  ---------  ---------       -----------
Balance, December 31, 1996                     2,350,000    651,120   1,682,162   6,618,486   (806,098)   245,213        10,740,883
Retirement of treasury stock                                (31,451)   (774,647)               806,098
Issuance of common stock in
 repayment of debt                                           24,334     375,666                                             400,000
Issuance of 16,440 shares of common stock                    16,440     263,040                                             279,480
Common stock dividends paid,
 $.50 per share                                                                    (312,640)                               (312,640)
Preferred stock dividends paid (Note 7)                                            (248,806)                               (248,806)
Comprehensive income
   Net income                                                                       801,019                                 801,019
   Other comprehensive income, net of
    tax-change in unrealized
    appreciation on securities available-
     for-sale, net of tax of $144,671                                                                     280,832           280,832
   Less: reclassification adjustment,
     net of tax of $78,183                                                                               (151,767)         (151,767)
   Total comprehensive income                                                                                               930,084
                                              ----------   --------  ----------  ----------  ---------  ---------       -----------
Balance, December 31, 1997                     2,350,000    660,443   1,546,221   6,858,059          -    374,278        11,789,001
Repurchase and retirement of 9,840
 shares of common stock                                      (9,840)   (172,868)                                           (182,708)
Common stock dividend paid,
  $.50 per share                                                                   (327,445)                               (327,445)
Preferred stock dividend paid (Note 7)                                             (246,685)                               (246,685)
Comprehensive income
   Net income                                                                     1,094,472                               1,094,472
   Other comprehensive income, net of
    tax-change in unrealized depreciation
    on securities available-for-sale,
    net of tax of $286,195                                                                               (555,557)         (555,557)
   Less: reclassification adjustment,
    net of tax of $65,185                                                                                (126,536)         (126,536)
   Total comprehensive income                                                                                               412,379
                                              ----------   --------  ----------  ----------  ---------  ---------       -----------
Balance, December 31, 1998                    $2,350,000   $650,603  $1,373,353  $7,378,401  $       -  $(307,815)      $11,444,542
                                              ==========   ========  ==========  ==========  =========  =========       ===========


                             The accompanying notes are an integral part of these financial statements.

                                              FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        for the years ended December 31, 1998, 1997 and 1996

                                                                         1998              1997             1996
                                                                   -------------     -------------    -------------
Cash flows provided by operating activities:
   Net income (loss)                                               $   1,094,472     $     801,019    $    (776,202)
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
       (Gain) on sale of investment securities                          (191,721)         (229,950)        (127,374)
       (Gain) on sale of loans held for sale                          (2,181,056)         (780,497)        (696,186)
       Amortization of premium and accretion of discounts on
         investments, net                                                659,802           486,634          320,537
       Provision for loan losses                                         800,000           980,000        2,787,800
       Depreciation and amortization                                     653,440           714,044          894,723
       Deferred income tax                                               (87,164)          295,275          204,511
       Loans held for sale originated                               (159,562,550)      (61,319,880)     (48,537,790)
       Proceeds from sale of loans held for sale                     159,316,227        60,489,516       51,452,745
       Net (gain) loss on sale of premises and equipment                  (2,225)         (135,025)         248,859
       Changes in assets and liabilities:
         Decrease (increase) in accrued interest receivable
           and other assets                                              613,130         1,991,184         (500,834)
         (Decrease) increase in accrued interest and other
           liabilities                                                  (589,657)         (353,877)         786,305
                                                                   -------------     -------------    -------------
Net cash provided by operating activities                                522,698         2,938,443        6,057,094
                                                                   -------------     -------------    -------------

Cash flows (used in) investment activities:
   Proceeds from sales of available-for-sale securities               16,143,139        25,593,677       12,025,344
   Proceeds from maturities of available-for sale securities          29,234,275        20,086,090       14,495,655
   Purchase of available-for-sale securities                         (57,230,168)      (55,093,910)     (58,518,091)
   Decrease (increase) in Federal funds sold                           2,970,000          (500,000)      (1,300,000)
   Net decrease in loans to customers                                  8,380,615         3,963,825       25,844,928
   Purchase of premises and equipment                                   (126,971)         (227,808)        (273,915)
   Proceeds from sale of premises and equipment                            4,725           455,698          149,788
                                                                   -------------     -------------    -------------
Net cash (used in) investing activities                                 (624,385)       (5,722,428)      (7,576,291)
                                                                   -------------     -------------    -------------

Cash flows (used in) provided by financing activities:
   Net (decrease) increase in deposits                                  (805,668)        3,865,740        6,143,038
   Issuance of notes payable                                              65,000
   Repayment of notes payable                                           (500,000)         (625,000)        (185,000)
   Net proceeds of federal funds purchased, securities sold under
     repurchase agreements, and other short-term borrowings           (1,283,435)       (2,551,576)      (2,092,944)
   Issuance of common stock                                                                279,480           86,071
   Repurchase and retirement of common stock                            (182,708)
   Redemption of preferred stock                                                                           (150,000)
   Dividends paid                                                       (574,130)         (561,446)        (561,631)
                                                                   -------------     -------------    -------------
Net cash (used in) provided by financing activities                   (3,280,941)          407,198        3,239,534
                                                                   -------------     -------------    -------------
Net (decrease) increase in cash and cash equivalents                  (3,382,628)       (2,376,787)       1,720,337
Cash and cash equivalents, beginning of year                           9,396,179        11,772,966       10,052,629
                                                                   -------------     -------------    -------------
Cash and cash equivalents, end of year                             $   6,013,551     $   9,396,179    $  11,772,966
                                                                   =============     =============    =============



                             The accompanying notes are an integral part of these financial statements.

                                       -10

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles and conform to general practices within the banking industry. A summary of the significant accounting policies follows:

Principles of Consolidation

The consolidated financial statements include the accounts of First Waukegan Corporation (the Parent) and its wholly owned subsidiary, Bank of Northern Illinois, N.A. (collectively the Company). Significant intercompany accounts and transactions have been eliminated in consolidation.

Nature of Operations

The Company and its subsidiary provide full banking services, including trust, mortgage banking and consumer finance services, to loan and deposit customers primarily located in the north suburban Chicago metropolitan area and includes a wide range of individuals and businesses. A major portion of loans are collateralized by various forms of assets including real estate, business assets and consumer property although borrower cash flow may also be a primary source of repayment. The Company is subject to regulations of the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency.

Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Collectibility of loans, fair value of financial instruments and status of contingencies are particularly subject to change.

Investment Securities

Securities have been classified in the consolidated statements of financial condition according to the Company's intent. Securities available-for-sale consist of debt securities which the company may sell before maturity. Securities available-for-sale are carried at fair market value, with unrealized holding gains and losses reported in accumulated other comprehensive income, net of tax.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment Securities (continued)
---------------------------------

Premium and discount are amortized or accreted, respectively, to interest income on the level yield method over the period from acquisition to the earlier of maturity or call date of the related security. Realized gains on securities available-for-sale are included in noninterest income and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income. Gain or loss on sale of investment securities is based on the adjusted cost of the specific security sold.

Loans Held for Sale
-------------------

Loans held for sale are carried at the lower of cost or estimated market value in the aggregate.

Loans and Allowance for Loan Losses
-----------------------------------

Loans are stated at the principal balance outstanding, reduced by unearned discount, deferred loan fees, the allowance for loan losses and charge-offs. Unearned discount on installment loans is recognized as income over the terms of the loans by the sum-of-the-months-digits method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

Net loan fees are deferred and amortized over the life of the loan as an adjustment to yield. Accrual of interest and related amortization of loan fees is discontinued on loans which management believes, after considering economic and business conditions and collection efforts, the borrower's financial condition is such that collection of interest is doubtful.

The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans and Allowance for Loan Losses(Continued)
-----------------------------------

Loan impairment is reported when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage and consumer loans and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate. Loans are evaluated for impairment when payments are delayed, typically, 90 days or more, or when the internal grading system indicates a doubtful classification.

In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for losses on loans. Such agencies may require recognition of additions to the allowance based on their judgments of information available to them at the time of their examination.

Premises and Equipment
----------------------

Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is provided principally on the straight line method at rates sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The estimated useful lives used in determining depreciation are as follows:

          Buildings and improvements            15 to 33 years
          Equipment and furniture                3 to 15 years

Maintenance and repairs are charged to expense as incurred, improvements and major renewals are capitalized. Items of property which are sold, retired or otherwise disposed of are removed from the asset and reserve accounts, and any gains or losses thereon are reflected in income.

Income Taxes
------------

Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities computed using enacted tax rates. To the extent that current available evidence about the future raises doubt about the realization of a deferred tax asset, a valuation allowance is established.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)
------------

The Parent and its subsidiary file consolidated Federal and state income tax returns. Consolidated Federal and state income tax expense is allocated to each company as if each company filed a separate return.

Amortization of Goodwill
------------------------

The excess of cost over book value of the subsidiary at date of acquisition is recorded as goodwill and amortized over approximately thirty years on a straight line basis. Goodwill included in other assets in the consolidated balance sheets totaled $991,000 and $1,068,000 at December 31, 1998 and 1997, respectively, net of accumulated amortization of $1,139,000 and $1,062,000, respectively. Amortization of goodwill amounted to $77,000 in 1998 and 1997 and $78,000 in 1996.

Statement of Cash Flows
-----------------------

For purposes of the statement of cash flows, cash and cash equivalents include cash and due from banks.

Retirement Plan
---------------

The Company has a defined contribution benefit plan covering substantially all employees. The Company's policy is to fund annually the retirement plan expense.

Stock Compensation
------------------

Expense for employee compensation under the stock option plan is based on Accounting Principles Board Opinion 25, with expense reported only if options are granted below market price at grant date. Pro forma disclosures of net income and earnings per share are provided as if the fair value method of Financial Accounting Standards Board Statement No. 123 were used for stock-based compensation if pro forma net income and earnings per share differ significantly from reported net income and earnings per share.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share
------------------

Net income per common share is based on net income after preferred stock dividend requirements and is based on the weighted average number of shares of common stock outstanding.

                                                      1998     1997      1996
                                                      ----     ----      ----
Income (loss) per common share (based on weighted
 average shares  outstanding of 655,651 in 1998,
 626,485 in 1997 and 618,898 in 1996) from:
    Continuing operations                           $ 1.29   $ 1.06    $ (.34)
    Operations from Consumer Finance Division                  (.18)
                                                               (.99)
    Disposal of Consumer Finance Division                                (.33)
                                                    ------   ------    ------
    Net income (loss)                               $ 1.29   $  .88    $(1.66)
                                                    ======   ======    ======

Reclassifications
-----------------

Certain 1997 and 1996 amounts  have been  reclassified  to conform with the 1998
presentation.   These   reclassifications   had  no  effect  on  net  income  or
stockholders' equity as previously reported.


NOTE 2:  SECURITIES

Carrying amounts and approximate market values of securities available-for-sale are summarized as follows:

                                                  December 31, 1998
                                  ----------------------------------------------
                                                Gross     Gross
                                    Amortized Unrealized Unrealized Approximate
                                       Cost     Gains    Losses     Market Value
                                    --------- ---------- ---------- ------------
Obligations of U.S. government
 agencies and corporations        $ 97,721,021 $299,625  $823,617   $ 97,197,020
Obligations of states and
 political subdivisions              3,397,131   30,332     8,850      3,418,613
Other securities                     2,287,491   36,335       212      2,323,614
                                  ------------ --------  --------   ------------
                                  $103,405,634 $366,292  $832,679   $102,939,247
                                  ============ ========  ========   ============

                                      FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2:  SECURITIES (Continued)

                                                  December 31, 1997
                                  ----------------------------------------------
                                                Gross     Gross
                                    Amortized Unrealized Unrealized Approximate
                                       Cost     Gains    Losses     Market Value
                                    --------- ---------- ---------- ------------

Obligations of U.S. government
 agencies and corporations         $87,501,218 $727,904  $226,278    $88,002,844
Obligations of states and
 political subdivisions                342,871    4,920                  347,791
Other securities                     4,176,871   61,092       550      4,237,413
                                   ----------- --------  --------    -----------
                                   $92,020,960 $793,916  $226,828    $92,588,048
                                   =========== ========  ========    ===========

The amortized cost and estimated market value of securities at December 31, 1998, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                      Estimated
                                                        Amortized       Market
                                                          Cost          Value
                                                        ---------     ---------
     Due after one year through five years           $    164,231   $    166,103
     Due after five years through ten years             4,235,426      4,255,743
     Due in over ten years                                  7,474          8,118
     Mortgage-backed securities and
       collateralized mortgage obligations             97,525,553     97,036,333
     Federal Reserve Bank stock and Federal
       Home Loan Bank stock                             1,472,950      1,472,950
                                                     ------------   ------------
          Total                                      $103,405,634   $102,939,247
                                                     ============   ============

Securities with carrying amounts of approximately $7,618,604 and $9,665,645 respectively, at December 31, 1998 and 1997 were pledged to secure public deposits and for other purposes as required or permitted by law.

Gross  realized  gains  and  gross  realized   losses  on  sales  of  securities
available-for-sale for the years ended December 31, 1998, 1997 and 1996 were:

                                             1998         1997         1996
                                             ----         ----         ----
    Gross realized gains                 $ 195,942   $  230,973    $ 151,479
    Gross realized losses                    4,221        1,023       24,105

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3:   LOANS

Major classifications of loans at December 31, 1998 and 1997 are as follows:

                                                  1998              1997
                                                  ----              ----
     Consumer finance division                                  $  3,153,800
     Banking division:
       Commercial and industrial              $ 50,573,893        51,084,693
       Installment                              22,874,443        32,275,010
       Real estate mortgages                    14,576,492        10,715,443
                                              ------------      ------------
           Total loans                          88,024,828        97,228,946
       Less unearned discount                      233,519           394,267
                                              ------------      ------------
                                                87,791,309        96,834,679
       Less allowance for loan losses            1,223,340         1,086,095
                                              ------------      ------------
           Loans, net                         $ 86,567,969      $ 95,748,584
                                              ============      ============

The Company makes legally binding commitments to originate loans at predetermined interest rates for specified periods of time. These commitments may take the form of letter commitments to originate loans or formal revolving line of credit agreements to provide funds at customer request, provided certain conditions are met. The customer's creditworthiness is evaluated on a case-by-case basis and collateral may be required, based on management's judgment. In addition to the credit risk inherent in these instruments, there could also be demands on liquidity if a significant portion of outstanding commitments were drawn upon simultaneously. Management considers this unlikely, however, as many loan commitments or revolving lines of credit expire without having been drawn upon.

The Company had commitments to fund loans totaling $27,649,000 at December 31, 1998. The Company had no commitments to purchase loans at December 31, 1998.

In the ordinary course of business, the Company has made loans to certain officers and directors or their associates. Such loans totaled $1,686,000 and $1,275,000 at December 31, 1998 and 1997, respectively. During 1998, $416,000 of new loans were made and repayments totaled $5,000.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3:   LOANS (Continued)

The outstanding principal balances of loans having payments delinquent more than ninety days and still accruing interest at December 31, 1998 and 1997 amounted to approximately $367,000 and $19,000, respectively.

Changes in the allowance for loan losses for the years ended December 31, 1998, 1997 and 1996 were as follows:

                                         1998           1997          1996
                                         ----           ----          ----
   Balance, January 1,               $ 1,086,095    $ 1,581,606   $ 2,176,101
     Provision charged to
       discontinued operations                          225,000     1,741,800
     Provision charged to operations     800,000        755,000     1,046,000
     Loans charged off                  (905,498)    (2,080,966)   (3,866,425)
     Recoveries                          242,743        605,455       484,130
                                     -----------    -----------   -----------
   Balance, December 31,             $ 1,223,340    $ 1,086,095   $ 1,581,606
                                     ===========    ===========   ===========

Impaired loans at December 31, 1998 and 1997 were as follows.

                                                      1998           1997
                                                      ----           ----
   Year-end loans with no allowance for
     loan losses allocated                       $   46,649      $1,433,736
   Year-end loans with allowance for
     loan losses allocated                        1,715,138       1,376,142
   Amount of the allowance allocated                485,244         639,905
   Average of impaired loans during the year      1,737,087       2,553,759
   Interest income recognized during impairment      11,081          35,340
   Cash-basis interest income recognized              2,706          16,957

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4:   LOANS HELD FOR SALE

At December 31, 1998, management identified $5,899,340 of newly originated single family residential loans as held for sale. At December 31, 1997, there were $3,471,961 of newly originated single family residential loans identified as held for sale. At December 31, 1998, the Company had total commitments to originate approximately $7,097,450 of single family residential mortgage loans at prevailing rates. At December 31, 1998, the Company had commitments to sell single family residential loans of $12,996,790 at prevailing market rates.


NOTE 5:   PREMISES AND EQUIPMENT

Major classifications of premises and equipment are summarized as follows:

                                                          December 31,
                                                    1998             1997
                                                    ----             ----
       Land                                     $ 1,052,115      $ 1,052,115
       Buildings and improvements                 6,346,023        6,344,958
       Equipment and furniture                    6,415,065        6,340,423
                                                -----------      -----------
                                                 13,813,203       13,737,496
         Less accumulated depreciation            8,354,515        7,829,396
                                                -----------      -----------
                                                $ 5,458,688      $ 5,908,100
                                                ===========      ===========

Depreciation expense amounted to $573,883 in 1998, $634,487 in 1997 and $812,398 in 1996.

The Company is obligated under a noncancelable operating lease for one of its facilities. Future minimum lease payments under the terms of the lease are as follows:

       1999                               39,000
       2000                               39,000
       2001                               39,000
       2002                               40,750
       2003                               42,000
       thereafter                        143,500
                                       ---------
                                       $ 343,250
                                       =========

Rental expense for all leased facilities was $41,100 in 1998, $37,300 in 1997 and $131,000 in 1996. In connection with the closing of certain facilities, an additional $115,000 of lease obligations was expensed in 1996.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6:   INCOME TAXES

Income tax expense, including the imposition of the alternative minimum tax, reflected in the statements of income is as follows:

                                         1998           1997       1996
    Federal:
       Current             $       618,359    $       148,560   $      (585,785)
       Deferred                    (87,164)           295,275           204,511
                           ---------------    ---------------   ---------------
                           $       531,195    $       443,835   $      (381,274)
                           ===============    ===============   ===============

Included  in  the  above   amounts  are  income  taxes   related  to  securities
transactions of $65,000 in 1998, $78,000 in 1997 and $43,000 in 1996.

The source of temporary differences resulting in deferred taxes for the years ending December 31, 1998, 1997 and 1996 and the tax effect of each are as follows:

                                          1998        1997         1996
                                          ----        ----         ----
Loan loss provision                    $(46,663)    $177,308     $339,671
Depreciation                            (44,358)     (30,417)     (41,100)
Loan fees                                 7,940       32,137       19,005
Accretion                                              8,533       10,492
Loans held for sale                      (2,590)      (4,971)      12,016
Alternative minimum tax                   7,910      114,103     (122,013)
Other, net                               (9,403)      (1,418)     (13,560)
                                       --------     --------     --------
  Total deferred income tax provision  $(87,164)    $295,275     $204,511
                                       ========     ========     ========

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6:   INCOME TAXES (Continued)

The federal income tax provision (benefit) is less than that computed by applying the federal statutory rate of 34%, as indicated in the following analysis:

                                                1998         1997       1996
                                                ----         ----       ----
Tax (benefit) based on statutory rate       $  552,727    $ 423,250   $(393,542)
Effect of tax-exempt income and excess
   tax loss on securities transactions         (28,606)     (10,044)    (12,342)
Other, net                                       7,074       30,629      24,610
                                            ----------    ---------   ---------
                                            $  531,195    $ 443,835   $(381,274)
                                            ==========    =========   =========

Accumulated net deferred income taxes of $424,035 and $862,580 at December 31, 1998 and 1997 is included in other liabilities. Net deferred taxes consisted of the following at December 31, 1998 and 1997:

                                                              1998        1997
                                                              ----        ----
Deferred tax assets:
  Loans held-for-sale                                     $  17,985   $  15,395
  Other                                                      33,252      23,868
  Alternative minimum tax                                                 7,910
  Unrealized depreciation on available-for-sale
   securities                                               158,571
                                                          ---------   ---------
Gross deferred tax assets                                   209,808      47,173
                                                          ---------   ---------
Deferred tax liabilities:
  Allowance for loan losses                               $ 204,879   $ 251,542
  Depreciation                                              231,167     275,525
  Bond discount accretion                                   177,370     177,370
  Loan fees                                                  16,656       8,716
  Unrealized appreciation on available-for-sale
   securities                                                           192,810
  Prepaid expenses                                            3,771       3,790
                                                          ---------   ---------
Gross deferred tax liabilities                              633,843     909,753
                                                          ---------   ---------
    Net deferred tax (liability)                          $(424,035)  $(862,580)
                                                          =========   =========

Management believes all tax assets are fully recoverable and, therefore, no valuation allowance has been established.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6:   INCOME TAXES (Continued)

The Company had no state income tax expense for the years ended December 31, 1998, 1997 and 1996. Net Federal taxes paid in 1998 were $547,000 and in 1996 were $320,718. Federal taxes received in 1997 were $728,917.


NOTE 7:   NOTES PAYABLE/PREFERRED STOCK

At December 31, 1998, the Company is indebted on a $3,760,000 term loan.

This term loan replaced the previous term loan and subordinated debenture. The covenants of the term loan agreement dated March 30, 1995 continue under the new term loan. The term loan is collateralized by the Company's ownership in its subsidiary. The term loan bears interest at the lender's prime rate. The interest rate at December 31, 1998 was 7.75% and is payable quarterly.

The term loan is repayable as follows:

                1999                    $   620,000
                2000                      3,140,000
                                        -----------
                                        $ 3,760,000

Among the covenants of the term loan agreement are requirements to maintain minimum net worth, return on average assets and restrictions on the payment of dividends. The Company is in compliance or has received waivers on the covenants as of December 31, 1998. Dividend payments by the Company are subject to maintenance of various satisfactory debt compliance ratios and regulatory capital to asset ratios.

The Company has 2,500 shares of Adjustable Rate Cumulative Perpetual Preferred Stock (Preferred Stock) authorized and 2,350 shares outstanding with a par value of $1,000 per share. All of the shares are held by an affiliate of the same lender. The Preferred Stock ranks prior to common stock with regard to dividends and liquidation rights. Dividends are payable quarterly at a rate equal to 2% over the prime rate. The dividend rate at December 31, 1998 and 1997 was 9.75% and 10.50%, respectively. Dividends paid on Preferred Stock in 1996 amounted to approximately 10.6% of the stated value.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8:   RETIREMENT PLAN

The Company has a contributory stock bonus plan with employee stock ownership plan (ESOP) features. Contributions made by the Company to the ESOP are discretionary and are determined semiannually by the Company. For the years ended December 31, 1998, 1997 and 1996, the employer contributions to the plan were $57,000, $49,000 and $69,000 respectively.


NOTE 9:    STOCK OPTION PLAN

Under a stock option plan for certain officers and key executive employees adopted by the Board of Directors of the Company and approved by shareholders in 1995, the Company may grant options to purchase up to 64,500 shares of common stock. The option price per share may not be less than the fair market value of a Company share on the date of the grant. The term of each option is five years and may be exercised at the rate of 20% of the granted shares each twelve months beginning with the date of grant. Options which are not exercised in a period may be carried over and exercised in a subsequent period. Information regarding the options for the years ended December 31, 1998 and 1997 are as follows:

                                               Number of Shares
                                        ----------------------------
                                            1998            1997
                                        -----------     -----------
   Outstanding, January 1                    47,422               -
   Granted                                                   54,001
   Forfeited                                  2,632           6,579
                                        -----------     -----------
   Outstanding, December 31                  44,790          47,422
                                        ===========     ===========

Options are exercisable at $19 per share. At December 31, 1998, options for 17,916 shares were exercisable. All options become exercisable upon a change in control of the Company.

There was no compensation cost actually recognized for stock options for 1997 as the exercise price of options granted exceeded the fair market price of the shares at the grant date. Financial Accounting Standards Board Statement No. 123 requires pro forma disclosures for companies that do not adopt its fair value accounting method for stock-based employee compensation. For 1997, pro forma net income and earnings per share had the Standard's fair value method been used to measure compensation cost for stock option plans does not vary materially from reported net income and earnings per share.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10:    CONTINGENT LIABILITIES

In the normal course of its business, the Company is party to various legal actions. After consultation with counsel, management believes that any losses which may result from these legal actions would not materially affect the Company's financial position. Additionally, management does not believe that any of the Company's properties or foreclosed real estate presents material environmental risks.


NOTE 11:    FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet.

The Company had $1,379,000 in standby letters of credit at December 31, 1998. Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. The Company's portfolio of standby letters of credit consists primarily of performance assurances made on behalf of customers who have a contractual commitment to produce or deliver goods or services. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Customers' creditworthiness is evaluated on a case-by-case basis and collateral may be required in certain instances. The risk to the Company arises from their obligation to make a payment to a third party in the event of the customer's default on its contractual commitments. No material losses are anticipated by management as a result of these transactions.


NOTE 12:    REGULATORY RESTRICTIONS

The Parent's principal source of funds for debt service and dividend payments is dividends received from its subsidiary. For the years ended December 31, 1998, 1997 and 1996, dividends received were $1,400,000, $975,000 and $1,360,000 respectively. Dividend payments by the Company are subject to maintenance of various satisfactory debt compliance ratios and regulatory capital to asset ratios.

Provisions of Federal bank law place restrictions upon the amount of dividends which national banking associations may pay in any calendar year to the net profits of that year, as defined, combined with retained net profits for the two preceding years. Based on this limitation, the subsidiary Bank could not have declared additional dividends at December 31, 1998 without regulatory approval.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13:    FEDERAL RESERVE REQUIREMENT

The Company is required to maintain certain daily reserve balances in accordance with Federal Reserve Board requirements. The reserve balances required to be maintained in accordance with such requirements at December 31, 1998 were $1,175,000.


NOTE 14:    SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

The Company's business activities are conducted with customers in a wide variety of industries. The Company does not have any significant concentrations in any industry categories at December 31, 1998. Credit risk, as it relates to the Company's business activities, tends to be geographically concentrated within the north suburban Chicago metropolitan area.


NOTE 15:    DEPOSITS

Interest paid on deposits and other  borrowings  during 1998, 1997 and 1996 were
$7,405,000,  $7,525,000  and  $7,598,000,   respectively.  Interest  expense  on
certificates of deposit over $100,000 were:

                 1998                      $    510,000
                 1997                           504,000
                 1996                           378,000

At December 31, 1998 stated maturities of time deposits were:

                 1999                      $ 44,998,598
                 2000                         7,019,717
                 2001                         2,672,585

Deposits from certain officers and directors or their associates totaled $1,717,000 at December 31, 1998 and $3,935,000 at December 31, 1997.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16:    DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents
-------------------------

For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value.

Securities and loans held for sale
----------------------------------

For securities and loans held for sale, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loan receivables
----------------

The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposits
--------

The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Notes payable and securities sold under repurchase agreements
-------------------------------------------------------------
and other borrowings
--------------------

Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

Accrued interest receivable and payable
---------------------------------------

The carrying value approximates fair value for accrued interest receivable and payable.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16:    DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
            (Continued)

Commitments to extend credit and standby letters of credit
----------------------------------------------------------

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The fair value of these instruments is not material.

The estimated fair values of the Company's financial instruments at December 31, 1998 and 1997 are as follows:

                                                     1998                                1997
                                        -----------------------------      -----------------------------
                                          Carrying          Fair              Carrying           Fair
                                           Amount           Value              Amount            Value
                                          --------         -------            ---------          -----
   Financial assets:
     Cash, due from banks
       and Federal funds sold           $  8,743,551     $  8,743,551      $ 15,096,179     $ 15,096,179
     Securities                          102,939,247      102,939,247        92,588,048       92,588,048
     Loans held for sale                   5,899,340        5,899,340         3,471,961        3,471,961
     Loans, net of allowance              86,567,969       87,139,969        95,748,584       95,989,584
     Accrued interest receivable           1,379,110        1,379,110         1,412,126        1,412,126

   Financial liabilities:
     Deposits                            194,086,370      194,398,370       194,892,038      195,155,038
     Securities sold under
       repurchase agreements and
       other borrowings                    1,462,651        1,462,651         2,746,086        2,746,086
     Notes payable                         3,760,000        3,760,000         4,195,000        4,195,000
     Accrued interest payable                422,631          422,631           494,361          494,361


In estimating the fair value of deposit liabilities, the Company has not taken into account the value of its long-term relationships with depositors commonly known as core deposit intangibles. In addition, the Company has used single trading units in the most active market in determining fair value. Therefore, control premium or concentration discounts are not considered.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 17:   DISCONTINUED OPERATIONS

In 1996, the Company adopted a plan to close its Consumer Finance Division and sell the division's loan portfolio. Pursuant to that plan, during 1996 the Company closed the Consumer Finance Division offices and sold or entered into agreements to sell substantially all of the Division's loans. Results of operations for the Consumer Finance Division during 1997 reflect the continued liquidation of remaining Consumer Finance Division loans.


NOTE 18:   CONDENSED FINANCIAL STATEMENTS - PARENT COMPANY

The following presents the condensed Balance Sheets as of December 31, 1998 and 1997, and Statements of Income and Statements of Cash Flows for each of the three years in the period ended December 31, 1998 for First Waukegan Corporation (parent company):

Balance Sheets                                               December 31
                                                    ----------------------------
                                                          1998           1997
                                                          ----           ----
  Cash                                               $    193,232   $    282,576
  Investment in subsidiary                             14,724,227     15,367,813
  Other assets                                            550,749        580,915
                                                     ------------   ------------
      Total assets                                   $ 15,468,208   $ 16,231,304
                                                     ============   ============
  Notes payable                                      $  3,760,000   $  4,195,000
  Other liabilities                                       263,666        247,303
  Shareholders' equity                                 11,444,542     11,789,001
                                                     ------------   ------------
      Total liabilities and shareholders= equity     $ 15,468,208   $ 16,231,304
                                                     ============   ============

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 18:   CONDENSED FINANCIAL STATEMENTS - PARENT COMPANY (Continued)

Statements of Income                                                      Years Ended December 3
                                                        ------------------------------------------------------
                                                                  1998                1997               1996
                                                        --------------      --------------      -------------
   Income:
     Dividends from subsidiary                          $    1,400,000      $      975,000      $   1,360,000
     Other income                                                2,373                 230
   Expenses:
     Interest on notes payable                                 346,774             422,617            454,770
     Salaries and employee benefits                             27,600              27,600             27,600
     Other expenses                                            135,666             140,791            136,667
                                                        --------------      --------------      -------------
   Income before income taxes and equity in
     undistributed earnings (loss) of subsidiary               892,333             384,222            740,963
   Income tax benefit                                          163,632             189,871             76,278
   Equity in undistributed earnings (loss)
     of subsidiary                                              38,507             226,926         (1,593,443)
                                                        --------------      --------------      -------------
   Net income (loss)                                    $    1,094,472      $      801,019      $    (776,202)
                                                        ==============      ==============      =============

Statements of Cash Flows

   Operating Activities:
     Net income (loss)                                  $    1,094,472      $      801,019      $    (776,202)
     Adjustments to reconcile net income to cash
       provided by operating activities:
       Equity in undistributed (earnings) loss
         of subsidiary                                         (38,507)           (226,926)         1,593,443
       Depreciation and amortization                            27,666              27,666             27,666
       Decrease (increase) in other assets                       2,500             284,057            (71,655)
       Increase (decrease) in other liabilities                 16,363             (19,523)            43,716
                                                        --------------      --------------      -------------
     Net cash provided by operating activities               1,102,494             866,293            816,968
                                                        --------------      --------------      -------------

   Financing Activities:
     Principal payments on notes payable                $     (500,000)     $     (625,000)     $    (185,000)
     Redemption of preferred stock                                                                   (150,000)
     Issuance of notes payable                                  65,000
     Issue of common shares                                                        279,480             86,071
     Repurchase and retirement of
       common stock                                           (182,708)
     Dividends paid                                           (574,130)           (561,446)          (561,631)
                                                        --------------      --------------      -------------
   Net cash used in financing activities                    (1,191,838)           (906,966)          (810,560)
                                                        --------------      --------------      -------------
   Net (decrease) increase in cash                             (89,344)            (40,673)             6,408
   Cash at beginning of year                                   282,576             323,249            316,841
                                                        --------------      --------------      -------------
   Cash at end of year                                  $      193,232      $      282,576      $     323,249
                                                        ==============      ==============      =============

Supplemental disclosures:
   Interest paid                                        $      346,955      $      431,229      $     455,085
   Income tax benefit received                                 150,022             440,159            145,328


                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 19:   OTHER EXPENSES

Other expenses excluding expenses of the discontinued Consumer Finance division for the years ending December 31, 1998, 1997 and 1996 are as follows:

                                               1998         1997          1996
                                         ----------   ----------   -----------
   Stationary and supplies               $  117,948   $  111,528   $  160,334
   Telephone                                153,377      141,315      159,913
   Data processing                          421,663      450,977      466,746
   Legal                                    243,023      185,757      194,590
   Loan expenses                            119,147      198,803      128,323
   FDIC insurance                            22,388       22,999        1,493
   Marketing                                 85,641      105,452      144,501
   Outside services                         136,103      110,548       61,707
   Furniture and equipment                  448,078      513,157      596,771
   Expenses related to former employee      399,463       59,243      725,364
   Other                                    648,904      667,715      834,127
                                         ----------   ----------   ----------
                                         $2,795,735   $2,567,494   $3,473,869
                                         ==========   ==========   ==========

Legal fees paid to firms in which directors or significant shareholders have ownership interests totaled $127,000 in 1998, $180,000 in 1997 and $365,000 in 1996.


NOTE 20:   REGULATORY MATTERS

The Company and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and Bank's capital amounts and classifications are also subject to qualitative judgements by the regulators about components, risk weightings and other factors. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's and Bank's financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that the Company and Bank meet all capital adequacy requirements to which they are subject.

                    FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 20:   REGULATORY MATTERS (continued)

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required. The minimum requirements are:

                                  Capital to risk-
                                  weighted assets         Tier I Capital
                                Total       Tier I       to average assets
                                -----       ------       -----------------

   Well capitalized              10%          6%                 5%
   Adequately capitalized         8%          4%                 4%
   Undercapitalized               6%          3%                 3%

According to the regulatory authorities' framework for prompt corrective action, as of December 31, 1998, the Company and the Bank were well capitalized. There are no conditions or events since that notification that management believes have changed these categories.

At December 31, 1998 and 1997, Company and Bank actual capital levels (in thousands) and minimum required levels were:

                                                              Minimum
                                                              Required To Be
                                     Actual                   Well Capitalized
                                ------------------         --------------------
1998                              Amount     Ratio           Amount       Ratio
----                              ------     -----           ------       -----
Total capital
   (to risk weighted assets)
       Company                  $ 11,983      10.9%        $ 10,986        10.0%
       Bank                       15,796      14.4           10,984        10.0
Tier I capital
   (to risk weighted assets)
       Company                    10,760       9.8            6,591         6.0
       Bank                       14,573      13.3            6,591         6.0
Tier I capital
   (to average assets)
       Company                    10,760       5.1           10,481         5.0
       Bank                       15,573       7.0           10,481         5.0

                                      FIRST WAUKEGAN CORPORATION AND SUBSIDIARY
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 20:   REGULATORY MATTERS (continued)


                                                              Minimum
                                                              Required To Be
                                     Actual                   Well Capitalized
                                ------------------         --------------------
1997                              Amount     Ratio           Amount       Ratio
----                              ------     -----           ------       -----
Total capital
   (to risk weighted assets)
       Company                  $ 11,932      10.1%       $  11,840        10.0%
       Bank                       15,569      13.2           11,838        10.0
Tier I capital
   (to risk weighted assets)
       Company                    10,346       8.7            7,104         6.0
       Bank                       14,483      12.2            7,103         6.0
Tier I capital
   (to average assets)
       Company                    10,346       5.0           10,415         5.0
       Bank                       14,483       7.0           10,414         5.0